Exhibit 2.3

Execution Version

SECOND AMENDMENT TO

BUSINESS COMBINATION AGREEMENT AND

PLAN OF REORGANIZATION

THIS SECOND AMENDMENT TO BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment”) is entered into as of March 8, 2022 by and among Spartan Acquisition Corp. III, a Delaware corporation (“Spartan”), Athena Pubco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“NewCo”), Athena Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Madeleine Charging B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Madeleine Charging”), Allego Holding B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (the “Company”) and, solely for the purposes of Article II, Section 7.08, Section 7.13, Section 7.17, Article VIII and Article X of the Business Combination Agreement (as defined below), E8 Partenaires, a French societe par actions simplifee (“E8 Investor”). Spartan, NewCo, Merger Sub, Madeleine Charging, the Company and E8 Investor are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Busines Combination Agreement.

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement and Plan of Reorganization, dated as of July 28, 2021, as amended by that certain Amendment to Business Combination Agreement and Plan of Reorganization, dated as of February 28, 2022 (as it may be further amended, modified or supplemented from time to time, the “Business Combination Agreement”); and

WHEREAS, the Parties desire to further amend the Business Combination Agreement in accordance with Section 9.04 of the Business Combination Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Parties, the Parties agree as follows:

AGREEMENT

1. Amendments.

(a) Section 1.02 of the Business Combination is hereby amended by deleting the defined term and the location of definition of “Financial Statement Delivery Date”.

(b) Section 9.01(b) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

(b) by either Spartan or the Company if the Effective Time shall not have occurred on or prior to March 31, 2022 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; or

2. Consent. Each of the Company Parties hereby consent to Spartan’s engagement of an additional advisor mutually agreed by the Company and Spartan on or prior to the date of this Amendment.

3. Miscellaneous. It is the express intent of the Parties that this Amendment shall not, and shall not be interpreted to, expand or reduce the rights of any party to the Business Combination Agreement except as and solely to the extent expressly provided herein. Other than as expressly set forth herein, the terms, conditions and provisions of the Business Combination Agreement remain in full force and effect. All references to the Business Combination Agreement shall hereafter mean the Business Combination Agreement as amended by this Amendment. This Amendment shall be construed in accordance with the terms of the Business Combination Agreement, as though the other provisions of this Amendment were set forth in the Business Combination Agreement. Sections 10.01, 10.03, 10.06, 10.07, 10.08 and 10.09 of the Business Combination Agreement shall apply to this Amendment mutatis mutandis.

[signature pages follow]

2

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

SPARTAN ACQUISITION CORP. III

By	/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Business Combination Agreement]

ATHENA PUBCO B.V.

By	/s/ Julien Touati
Name:	Julien Touati
Title:	Director

ATHENA MERGER SUB, INC.

By	/s/ Julien Touati
Name:	Julien Touati
Title:	Director

MADELEINE CHARGING B.V.

By	/s/ Julien Touati
Name:	Julien Touati
Title:	Authorized Signatory

ALLEGO HOLDING B.V.

By	/s Julien Touati
Name:	Julien Touati
Title:	Management Board Member

[Signature Page to Second Amendment to Business Combination Agreement]

E8 PARTENAIRES

By	/s/ Bruno Heintz
Name:	Bruno Heintz
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Business Combination Agreement]